   Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Masco Corporation of our report dated February 13, 2002 relating to the financial statements and financial statement schedule, which appears in Masco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
October 18, 2002